Exhibit 21.1



                     List of Subsidiaries of
    FREEPORT-McMoRan RESOURCE PARTNERS, LIMITED PARTNERSHIP







                                                            Name Under Which
                      Entity                   Organized    It Does Business
        -----------------------------------    ---------    ----------------

        IMC-Agrico Company                     Delaware     Same